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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

Date of report (Date of earliest event reported)      January 29, 2002
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                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                    000-31135              04-3209022
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
      of Incorporation)                 File Number)        Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina            27703-8466
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code    (919) 941-9777
                                                    ----------------------------


________________________________________________________________________________
          (Former Name or Former Address, If Changed Since Last Report)



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 Item 5. Other Events.

     On January 29, 2002, Inspire Pharmaceuticals, Inc. issued the following press release:

          "INSPIRE PHARMACEUTICALS ANNOUNCES PRIORITIZATION OF PIPELINE
                         AND UPDATE ON DRY EYE PROGRAM

         "- Company to Provide Update Today at US Bancorp Piper Jaffray
                               Conference in NY -

"DURHAM, NORTH CAROLINA - January 29, 2002 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) will announce today at the US Bancorp Piper Jaffray Health Care Conference in New York, NY, that, based on the recently reported Phase III dry eye study results, the company will refocus efforts on four of its six clinical programs in the ophthalmology and respiratory areas. The programs of primary focus are those for dry eye, lung cancer diagnosis, rhinosinusitis and cystic fibrosis. The ongoing Phase I/II program for retinal detachment will be completed, and the priority of the program will be determined based on study results. To ensure that the company has sufficient funding to advance these programs offering high-value or near-term opportunity, the company will reduce its 2002 operating budget by 25%. Inspire has put on hold its plans to re-initiate in 2002 the Phase II study for INS365 Respiratory in chronic bronchitis, as well as plans to submit an IND in 2002 for atrophic vaginitis. No layoffs of existing staff are needed to meet the 25% budget reduction.

"Inspire's top priority continues to be the further evaluation of data from the first of two Phase III studies for INS365 Ophthalmic for dry eye, and the development of appropriate next steps for the program. Results of the second Phase III trial are expected in the second quarter.

" `We are currently putting extensive effort into completing a thorough analysis of our dry eye data,' stated Christy L. Shaffer, President and CEO of Inspire. `We are continuing to analyze data on the primary efficacy endpoints as well as secondary endpoints, subgroups, site variability and a wide array of other variables to better understand the higher-than-expected placebo effect in this first study. We are committed to communicating our findings as soon as we have completed a full and careful analysis, and have clear and meaningful results. Our dry eye partner, Allergan, is providing assistance in analyzing the study data.'

"Gregory J. Mossinghoff, Senior Vice President and Chief Business Officer for Inspire, explained, `It is critical to prioritize and focus our efforts toward achieving value-generating events in our top programs. This program prioritization will provide a clear focus and allow us to aggressively drive our near-term opportunities.'

"Inspire's presentation at the US Bancorp Piper Jaffray Health Care conference will be at 11:00 AM EST. The presentation webcast can be accessed from Inspire's website at www.inspirepharm.com.

"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized

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by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd. Inspire's products are based on proprietary technology relating to P2Y receptors. Inspire is exploring other target diseases where it believes P2Y receptors play important biological roles.

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."

                                    * * * * *

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Inspire Pharmaceuticals, Inc.

                                              By: /s/ Mary Bennett
                                                  ------------------------------
                                                  Mary Bennett
                                                  Vice President,
                                                  Operations and Communications

Dated:  January 29, 2002